                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                           AMENDMENT TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 1999

                         REALTY INFORMATION GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-24531
                              (Commission File No.)

                                   52-2091509
                      (I.R.S. Employer Identification No.)

                              7475 Wisconsin Avenue
                               Bethesda, MD 20814
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (301) 215-8300

Item 7.  Financial Statements and Exhibits.

       Realty Information Group, Inc. (the "Company") filed a Current Report on Form 8-K with the Commission on February 2, 1999. At Item 7 of the report, the Company indicated that it would file audited financial statements of the acquired business and the Company's pro forma financial information at a later date. That information follows.

   (a) Financial Statements of businesses acquired.

       Audited Financial Statements of Jamison Research, Inc. as of and for the years ended December 31, 1998 and December 31, 1997, which include the following:

       (i)     Report of Independent Auditors
       (ii)    Statements of Operations
       (iii)   Balance Sheets
       (iv)    Statements of Stockholders' Deficit
       (v)     Statements of Cash Flows
       (vi)    Notes to Consolidated Financial Statements

   (b) Pro forma financial information.

       Unaudited Pro Forma Condensed Consolidated Financial Statements of Realty Information Group, Inc. as of December 31, 1998, which include the following:

       (i) Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements
       (ii)    Unaudited Pro Forma Condensed Consolidated Statement of
               Operations
       (iii)   Unaudited Pro Forma Condensed Consolidated Balance Sheet
       (iv) Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Realty Information Group, Inc.

We have audited the accompanying balance sheets of Jamison Research, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jamison Research, Inc., at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Washington, D.C.
February 5, 1999

                             JAMISON RESEARCH, INC.
                            STATEMENTS OF OPERATIONS

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1997          1998
                                                              ----------    ----------
Revenues....................................................  $3,664,198    $4,577,927
Costs of revenues...........................................   1,378,946     1,658,072
                                                              ----------    ----------
Gross margin................................................   2,285,252     2,919,855
Operating expenses:
Compensation to shareholders................................     570,476     1,190,384
Selling, general and administrative expenses................   1,681,687     1,887,110
                                                              ----------    ----------
                                                               2,252,163     3,077,494
                                                              ----------    ----------
Income (loss) from operations...............................      33,089      (157,639)
Other income (expense):
Interest income.............................................       1,755            --
Other income................................................       5,883         3,974
Interest expenses...........................................     (23,758)      (13,237)
Other expense...............................................     (18,670)           --
                                                              ----------    ----------
Loss before income taxes....................................      (1,701)     (166,902)
Benefit (provision) for income taxes........................      (3,700)       47,700
                                                              ----------    ----------
  Net loss..................................................  $   (5,401)   $ (119,202)
                                                              ==========    ==========
Net loss per share -- basic and diluted.....................  $    (0.60)   $   (13.24)
                                                              ==========    ==========
Weighted average common shares..............................       9,000         9,000
                                                              ==========    ==========

                             JAMISON RESEARCH, INC.
                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1997        1998
                                                              --------    ---------
ASSETS
Current assets:
Cash........................................................  $118,550    $  50,548
Accounts receivable, less allowance for doubtful accounts of
  $9,700 and $4,000 as of December 31, 1997 and 1998,
  respectively..............................................    84,730       32,426
Refundable income taxes.....................................     5,600        2,800
Prepaid expenses and other current assets...................    19,205          100
Deferred tax asset..........................................   126,500      171,000
                                                              --------    ---------
  Total current assets......................................   354,585      256,874
Property and equipment:
Furniture and equipment.....................................   239,889      271,881
Computer hardware and software..............................   265,494      302,063
                                                              --------    ---------
                                                               505,383      573,944
Accumulated depreciation....................................  (280,949)    (372,327)
                                                              --------    ---------
                                                               224,434      201,617
Capitalized product development cost, net of accumulated
  amortization of $61,580 and $91,846 as of December 31,
  1997 and 1998, respectively...............................    89,750       59,484
Deposits....................................................       474          474
                                                              --------    ---------
  Total assets..............................................  $669,243    $ 518,449
                                                              ========    =========

                       LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses.......................  $217,133    $ 130,319
Accrued income taxes payable................................     3,200           --
Deferred revenue............................................   320,385      404,741
Advances from stockholders..................................   110,672           --
Bank line of credit.........................................        --      114,912
Current portion of long-term debt...........................    29,442       26,114
                                                              --------    ---------
  Total current liabilities.................................   680,832      676,086
Long-term debt, net of current portion......................    37,449       10,603
Stockholders' deficit:
Common stock, $0.10 par value; 500,000 shares authorized;
  9,000 issued and outstanding as of December 31, 1997 and
  1998......................................................       900          900
Retained deficit............................................   (49,938)    (169,140)
                                                              --------    ---------
  Total stockholders' deficit...............................   (49,038)    (168,240)
                                                              --------    ---------
  Total liabilities and stockholders' deficit...............  $669,243    $ 518,449
                                                              ========    =========

See accompanying notes.

                             JAMISON RESEARCH, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                   COMMON STOCK                       TOTAL
                                                 ----------------    RETAINED     STOCKHOLDERS'
                                                 SHARES    AMOUNT     DEFICIT        DEFICIT
                                                 ------    ------    ---------    -------------
Balance at December 31, 1996...................  9,000      $900     $ (44,537)     $ (43,637)
  Net loss.....................................     --        --        (5,401)        (5,401)
                                                 -----      ----     ---------      ---------
Balance at December 31, 1997...................  9,000       900       (49,938)       (49,038)
  Net loss.....................................     --        --      (119,202)      (119,202)
                                                 -----      ----     ---------      ---------
Balance at December 31, 1998...................  9,000      $900     $(169,140)     $(168,240)
                                                 =====      ====     =========      =========

See accompanying notes.

                             JAMISON RESEARCH, INC.
                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1997          1998
                                                              ----------    ----------
Operating Activities:
Net loss....................................................  $  (5,401)    $(119,202)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation..............................................    113,681        93,991
  Amortization..............................................     30,266        30,266
  Gain on sale of asset.....................................         --        (2,709)
  Provision for losses on accounts receivable...............      9,686            --
  Deferred income taxes.....................................        500       (44,500)
  Non-cash compensation to stockholders.....................     27,036            --
Changes in operating assets and liabilities:
  Accounts receivable.......................................    (10,237)       52,304
  Prepaid expenses and other current assets.................    (19,205)       19,105
  Refundable income taxes...................................      3,200          (400)
  Accounts payable and accrued expenses.....................     72,274       (86,815)
  Deferred revenue..........................................     44,518        84,356
                                                              ---------     ---------
     Net cash provided by operating activities..............    266,318        26,396

Investing Activities:
Purchase of property and equipment..........................    (76,772)      (71,919)
Proceeds from disposal of property..........................         --         3,455
                                                              ---------     ---------
     Net cash used in investing activities..................    (76,772)      (68,464)

Financing Activities:
Re-payments of advances from stockholders...................    (69,418)     (110,672)
Proceeds from bank line of credit...........................         --       114,912
Re-payments of long-term debt...............................    (64,864)      (30,174)
                                                              ---------     ---------
     Net cash used in financing activities..................   (134,282)      (25,934)
                                                              ---------     ---------
Net increase (decrease) in cash and cash equivalents........     55,264       (68,002)
Cash at beginning of year...................................     63,286       118,550
                                                              ---------     ---------
Cash at end of year.........................................  $ 118,550     $  50,548
                                                              =========     =========

See accompanying notes.

                             JAMISON RESEARCH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1998

1. ORGANIZATION

     Jamison Research, Inc. (the "Company") was incorporated in the state of Georgia on January 19, 1984. The Company develops and maintains a proprietary database of commercial real estate information in the Atlanta and Dallas metropolitan areas using proprietary software that permits access to its database in the form of a multiple listing directory with sorting and reporting capabilities. The database and software are distributed to its clients principally under annual license agreements. The Company also provides various market specific reports using its database of information which are sold on an individual and subscription basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the associated amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue from the sale of licenses to the database on a straight line basis over the term of the license agreement which is typically one year or less. Revenue from market specific reports are recognized when delivered to the customer.

  Property and Equipment

     Property and equipment, including leasehold improvements, are stated at cost and depreciated using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life.

  Capitalized Product Development Costs

     Initial costs to develop and produce proprietary software and database products, including direct labor, contractors, and applicable overhead are capitalized from the time technological feasibility is determined until product release. Prior to technological feasibility, such costs are classified as software development and expensed as incurred. Amortization of capitalized costs is based on the greater of (a) the ratio of current gross revenues to the sum of current and anticipated gross revenues, or (b) the straight-line method over the remaining estimated economic life of the product, typically five years, after product release.

  Concentration of Credit Risk

     The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The credit risk in accounts receivable is mitigated by the large customer base and lack of dependence on individual customers. The carrying amount of the accounts receivable approximates their fair value.

                             JAMISON RESEARCH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Income Taxes

     The company provides for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The company recognizes revenue and expenses on a cash basis purpose for tax purposes while using the accrual method for book purposes.

  Loss Per Share

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share." Jamison has no dilutive options, warrants or convertible securities. All earnings per share amounts for all periods have been presented to conform to the Statement 128 requirements.

  Recent Pronouncements

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Comprehensive Income", which is required to be adopted for the year ended December 31, 1998. SFAS 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the Statements of Stockholders' Deficit. For all periods presented, the Company had no items of comprehensive income and, accordingly, the Statement has no effect on the Company.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information", which is required to be adopted for the year ended December 31, 1998. SFAS 131 changes the way public companies report segment information in annual financial statements and also require those companies to report selected segment information in interim financial reports to stockholders. The adoption of SFAS 131 did not have any impact on the Company's financial statements as the Company has determined that it has only one reportable segment.

     In October 1997, the AICPA issued SOP 97-2, Software Revenue Recognition, which changes the requirements for revenue recognition effective for transactions that the Company will enter into beginning January 1, 1998. The implementation of SOP 97-2 is not expected to have a material effect on the financial statements of the Company. As of January 1, 1998 the Company adopted AICPA SOP 97-2, Software Revenue Recognition, which was effective for transactions that the Company entered into in 1998. Prior years were not restated. The effect of adopting SOP 97-2 was not material in the financial statements of the Company. In March 1998, AcSEC issued SOP 98-4, which defers for one year the implementation of certain provision of SOP 97-2. The issuance of SOP 98-4 had no effect on the Company. In December 1998, the AICPA issued SOP 98-9, which extends the deferral date of implementation of certain provisions of SOP 97-2 to 2000 for the Company and amends the method of revenue recognition in some circumstances. The Company does not anticipate the adoption of this SOP will have a significant effect on its results of operations or financial position.

                             JAMISON RESEARCH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. COMMITMENTS

  Operating Leases

     The Company leases equipment and office space in Atlanta, Georgia and Dallas, Texas under non-cancelable operating lease agreements. The leases generally provide for renewal terms and the Company is required to pay a portion of common area expenses including maintenance, real estate taxes and other expense. Rent expense for the years ended December 31, 1997 and 1998 was $128,529 and $235,014, respectively. As of December 31, 1998, payments due under non-cancelable operating leases are as follows:

1999........................................................    $235,809
2000........................................................     166,981
2001........................................................     142,416
2002........................................................       3,081
2003 and thereafter.........................................       3,081
                                                                --------
                                                                $551,368
                                                                ========

  Employment Agreements

     During 1991 the Company entered in an employment service termination agreement with a former employee of the Company whereby the Company is required to pay the former employee up to $25,000 upon a change in ownership of the Company. As of December 31, 1998, no amount has been recorded in the financial statements for this contingency.

     In December 1997, the Company entered into a one year employment agreement with an employee of the Company. Pursuant to this agreement, upon the sale of a majority of the Company's outstanding shares to a third party, the Company is required to pay the employee 5.25 % of the amount of the sales price exceeding $7,500,000 less certain expenses. As of December 31, 1998, no amount has been recorded in the financial statements for this contingency.

4. RELATED PARTY TRANSACTIONS

     During 1996 the Company's two stockholders entered into a personal line of credit agreement with a bank. During 1996 and 1997 the stockholders used the proceeds from the line of credit agreement to advance the Company cash to support operations and expansion. As of December 31, 1997 outstanding advances due to the stockholders were approximately $111,000. The Company repays principal and interest (approximately 8.25% annually), directly to the bank on behalf of the stockholders. In December 1998, the Company repaid the advances with proceeds from the line of credit (Note 5).

     In December 1997, the Company transferred title of two vehicles with a net book value of approximately $27,000 to the stockholders and recorded non-cash compensation.

     The Company paid interest of approximately $23,800 and $13,237 in 1997 and 1998, respectively.

5. LINE OF CREDIT

     In December 1998, the Company entered into a $462,000 line of credit agreement with a financial institution. The line of credit bears interest at the bank's prime rate plus 1% (8.75% at

                             JAMISON RESEARCH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

December 31, 1998) and has a maturity date of November 30, 1999. Borrowings under the line are secured by the personal assets and guarantee of the Company's stockholder's and all business assets of the Company. At December 31, 1998, the Company is in compliance with the terms and covenants of the line of credit agreement. At December 31, 1998, approximately $115,000 was outstanding under the line of credit.

6. INCOME TAXES

     The Company accounts for taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between financial statement and tax basis of assets and liabilities using enacted rates expected to be in effect during the year in which the differences reverse. Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and tax purposes. These differences relate principally to reporting on the cash basis for tax purposes. The Company paid no income taxes in 1997 or 1998.

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
     Deferred tax assets:
          Accrual to cash adjustments.......................  $154,000    $176,000
          Capitalized product development cost..............   (33,500)    (24,000)
          Other liabilities.................................     6,000      19,000
                                                              --------    --------
               Net deferred tax assets......................  $126,500    $171,000
                                                              ========    ========

     The provision for income taxes at December 31 consisted of the following:

                                                               1997       1998
                                                              ------    --------
     Current................................................  $3,200    $ (3,200)
     Deferred...............................................     500     (44,500)
                                                              ------    --------
          Total.............................................  $3,700    $(47,700)
                                                              ======    ========

     The Company's provision for income taxes resulted in effective tax rates that varied from the statutory federal income tax rate as follows:

                                                               1997        1998
                                                              -------    --------
     Expected federal income tax benefit at 34%.............  $  (600)   $(56,800)
     State income taxes, net of federal benefit.............     (100)     (7,600)
     Expenses not deductible for tax purposes...............    7,100      16,700
     Graduated tax rate difference..........................   (2,700)         --
                                                              -------    --------
                                                              $ 3,700    $(47,700)
                                                              =======    ========

7. NON CASH TRANSACTIONS

     The Company enters into arrangements with various vendors and service providers whereby they provide various office equipment, office space and services in exchange for licenses to access the Company's commercial real estate database. As a result of these transactions, the Company recorded property and equipment of approximately $52,000 and $25,500 in 1997 and 1998, with a

                             JAMISON RESEARCH, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

corresponding credit to deferred revenue to be recognized in accordance with the Company's revenue recognition policies. Further, the Company recognized service revenues and expenses of approximately $53,000 and $117,064 in 1997 and 1998. The value of the licenses has been determined to equal the fair value of the equipment or services received and office space used.

8. SUBSEQUENT EVENTS

     On January 22, 1999, the Company was acquired by Realty Information Group, Inc., in exchange for $5.28 million in cash and 448,031 shares of Realty Information Group, Inc. Common stock.

                         REALTY INFORMATION GROUP, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements give effect to the acquisitions subsequent to December 31, 1998 by Realty Information Group, Inc. (the "Company") of the common stock of LeaseTrend, Inc. ("LTI") and Jamison Research, Inc. ("JRI") in exchange for cash raised by the Company in its initial public offering on July 1, 1998 and common stock of the Company.

     The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisitions as if they had occurred on December 31, 1998. The unaudited pro forma condensed consolidated statement of operations gives effect to the acquisitions as if they had occurred on January 1, 1998.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised, as additional information becomes available. The pro forma financial information does not necessarily represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or the results of operations for any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the other financial statements and notes thereto filed with the Commission.

                         REALTY INFORMATION GROUP, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            AS OF DECEMBER 31, 1998

                                           REALTY                                      PRO FORMA
                                         INFORMATION   LEASETREND,      JAMISON       ADJUSTMENTS       PRO FORMA
                                         GROUP, INC.      INC.       RESEARCH, INC.   (SEE NOTE 3)      COMBINED
                                         -----------   -----------   --------------   ------------     -----------
Revenues...............................  $13,900,165   $3,444,969      $4,577,927              --      $21,923,061
Cost of revenues.......................    4,561,619    1,310,994       1,658,072     $   680,000(a)     8,210,685
                                         -----------   ----------      ----------     -----------      -----------
  Gross margin.........................    9,338,546    2,133,975       2,919,855        (680,000)      13,712,376
Operating expenses.....................   12,864,612    2,432,767       3,077,494       2,090,000(a)    20,464,873
                                         -----------   ----------      ----------     -----------      -----------
  Income (loss) from operations........   (3,526,066)    (298,792)       (157,639)     (2,770,000)      (6,752,497)
Other income (expense).................      340,653     (433,689)         (9,263)        198,622(b)        96,323
Benefit from income taxes..............           --           --          47,700         (47,700)(c)           --
                                         -----------   ----------      ----------     -----------      -----------
  Net loss.............................  $(3,185,413)  $ (732,481)     $ (119,202)    $(2,619,078)     $(6,656,174)
                                         ===========   ==========      ==========     ===========      ===========
Net loss per share -- basic and
  diluted..............................  $     (0.44)                                                  $     (0.76)
                                         ===========                                                   ===========
Weighted average shares outstanding....    7,213,037                                                     8,771,072
                                         ===========                                                   ===========

See accompanying notes.

                         REALTY INFORMATION GROUP, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998

                                 REALTY                       JAMISON        PRO FORMA
                               INFORMATION   LEASETREND,     RESEARCH,      ADJUSTMENTS       PRO FORMA
                               GROUP, INC.      INC.            INC.        (SEE NOTE 3)      COMBINED
                               -----------   -----------   --------------   ------------     -----------
ASSETS
Cash and cash equivalents....  $19,666,887   $    18,266      $ 50,548      $(10,071,409)(d) $ 9,664,292
Accounts receivable, net.....    1,245,579        12,316        32,426                --       1,290,321
Prepaid expenses and other
  current assets.............      325,629         6,786       173,900          (173,800)(d)     332,515
                               -----------   -----------      --------      ------------     -----------
          Total current
            assets...........   21,238,095        37,368       256,874       (10,245,209)     11,287,128
Property and equipment,
  net........................    2,156,928       142,967       201,617                --       2,501,512
Capitalized product
  development costs, net.....    1,856,873       157,867        59,484         2,582,649(d)    4,656,873
Other assets, net............    2,097,656       117,615            --        17,582,385(d)   19,797,656
Deposits.....................      192,060         2,805           474                --         195,339
                               -----------   -----------      --------      ------------     -----------
          Total assets.......  $27,541,612   $   458,622      $518,449      $  9,919,825     $38,438,508
                               ===========   ===========      ========      ============     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued
  expenses...................  $ 2,691,143   $   291,958      $130,319                --     $ 3,113,420
Deferred revenue.............    1,647,165       560,463       404,741                --       2,612,369
Accrued fees and
  interest-related parties...           --     1,229,861            --      $ (1,229,861)(d)          --
Line of credit...............           --            --       114,912          (114,912)(d)          --
Subordinated debt to
  partner....................           --            --            --                                --
Advances from stockholders...           --     1,428,521            --        (1,428,521)(d)          --
Current portion of long-term
  debt.......................           --        66,401        26,114           (92,515)(d)          --
                               -----------   -----------      --------      ------------     -----------
          Total current
            liabilities......    4,338,308     3,577,204       676,086        (2,865,809)      5,725,789
Long-term debt, net of
  current portion............           --            --        10,603           (10,603)(d)          --
                                                                               3,286,822(d)
Stockholders' equity.........   23,203,304    (3,118,582)     (168,240)        9,509,415(d)   32,712,719
                               -----------   -----------      --------      ------------     -----------
          Total liabilities
            and stockholders'
            equity...........  $27,541,612   $   458,622      $518,449      $  9,919,825     $38,438,508
                               ===========   ===========      ========      ============     ===========

See accompanying notes.

                         REALTY INFORMATION GROUP, INC.

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

     The historical financial statements included in the unaudited pro forma condensed consolidated balance sheet and statement of operations were derived from the separate financial statements of the Company and its subsidiaries LTI and JRI as of December 31, 1998 and for the year then ended. The related audited historical financial statements are included elsewhere herein and should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

2. ACQUISITION OF LTI AND JRI

     On January 8, 1999, the Company acquired all of the common stock of LTI, a Cincinnati based provider of commercial real estate information, for $4,500,000 in cash and 566,671 shares of the Company's Common Stock. The transaction was accounted for as a purchase and the consideration was valued for accounting purposes at approximately $9,200,000 including acquisition expenses. On January 22, 1999, the Company acquired all of the common stock of JRI, an Atlanta based provider of commercial real estate information, for $5,284,000 in cash and 448,031 shares of the Company's common stock. The transaction was accounted for as a purchase and the consideration was valued for accounting purposes at approximately $10,300,000 including acquisition expenses.

     The Company will adjust the historical carrying value of the acquired assets and liabilities of LTI and JRI to fair market value as discussed below. The allocation amounts and classifications are estimates, based on the current operations of LTI and JRI and the recorded book values of assets and liabilities at December 31, 1998. The actual allocations may vary based on the carrying value of the acquired assets and liabilities at the respective closing dates. Working capital and property and equipment accounts of LTI and JRI are recorded at book value, and represent an increase in amounts allocated to the accounts shown below of approximately $600,000 and $400,000, respectively. The approximate allocation of purchase price to capitalized product development costs and intangible assets (including amounts previously capitalized by LTI and JRI) is as follows:

                                                      ESTIMATED VALUE
                                           --------------------------------------    ESTIMATED
                                              LTI           JRI         TOTALS         LIFE
                                           ----------   -----------   -----------    ---------
Capitalized product development
     Developed software products.........  $  200,000   $   200,000   $   400,000     2 years
     Proprietary databases...............   1,100,000     1,300,000     2,400,000     5 years
Customer base............................   8,100,000     8,800,000    16,900,000    10 years
Other intangible assets..................     400,000       400,000       800,000     2 years
                                           ----------   -----------   -----------
          Total..........................  $9,800,000   $10,700,000   $20,500,000
                                           ==========   ===========   ===========

     Capitalized product development includes those developed software products and proprietary databases which are expected to produce revenues currently, until their conversion by the Company into products with a format consistent with the Company's products. This effort is expected to take up to 2 years. The underlying proprietary databases are expected to continue in use beyond the conversion period.

                         REALTY INFORMATION GROUP, INC.

                          NOTES TO UNAUDITED PRO FORMA
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. PRO FORMA ADJUSTMENTS

     The pro forma adjustments reflect the consolidation of the Company and its subsidiaries, LTI and JRI. The adjustments are as follows:

     Pro forma condensed consolidated statement of operations:

          (a) Estimated charges for amortization of the assets noted above, amounting to $680,000 to cost of sales for product amortization and $2,090,000 to operating expenses for the year ended December 31, 1998.

          (b) Interest expense on borrowings of the subsidiaries of $448,622 is eliminated as a result of the repayment of all current and long term debt. Interest income of $250,000 is eliminated as a result of the cash used to purchase LTI and JRI from the initial public offering proceeds on July 1, 1997.

          (c) Tax benefits of JRI are eliminated due to ongoing operating losses of the Company.

     Pro forma condensed combined balance sheet:

          (d) - Cash and cash equivalents. Reduction of cash for a total of $10,071,409 comprised of amounts paid in cash for LTI and JRI totalling $9,784,000, expenses of $135,780 and repayment of JRI debt totalling $151,629;

              - Prepaid expenses and other current assets.  Deferred tax assets totalling $173,800 are eliminated;

              - Capitalized product development costs, net.  Allocation of
                $2,800,000 of capitalized product development, less amounts recorded on LTI and JRI of $157,867 and $59,484;

              - Other assets, net.  Allocation of $17,700,000 for customer base and other intangible assets of LTI and JRI, less amounts recorded on LTI of $117,615.

              - Accrued fees and interest and short and long term debt.  Accrued fees and interest, advances from stockholders, and current portion of long term debt of LTI are repaid by the former shareholders of LTI from the consideration of the acquisition. Line of credit, current portion of long term debt and long term debt of JRI are repaid by the Company at closing.

              - Stockholders' equity.  The deficits of LTI and JRI, totalling
                $3,118,582 and $168,240, respectively, are eliminated for a total increase in stockholders' equity of $3,286,822. The stock portion of the consideration totalling $9,509,415 for both LTI and JRI is recorded.

4. PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

     Pro forma weighted average shares include 1,014,702 shares assumed outstanding for the full year in connection with the LTI and JRI acquisitions and 543,333 weighted average shares which reflects the assumed effect of using cash raised in the initial public offering to acquire these entities on January 1, 1998. Stock options and warrants outstanding have been excluded from the calculation because their effect is anti-dilutive.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          REALTY INFORMATION GROUP, INC.

April 6, 1999                             By:     /s/ Frank A. Carchedi
                                                  --------------------------
                                                  Frank A. Carchedi
                                                  Chief Financial Officer